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                     SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON, DC  20549


                             ------------------

                                   FORM  8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                               FEBRUARY 6, 1998
                         --------------------------
                       (Date of earliest event reported)




                              EYE TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)



        DELAWARE                       000-15324            ###-##-####
---------------------------          -------------        ---------------
(State or Other Jurisdiction         (Commission          (IRS Employer
    of Incorporation)                  File Number)      Identification No.)




                             16 SOUTH MARKET STREET
                           PETERSBURG, VIRGINIA 23803
          (Address of Principal Executive Offices, Including Zip Code)




                                (804) 861-0681
                             --------------------
                        (Registrant's telephone number,
                              including area code)
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                              EYE TECHNOLOGY, INC.

                                    FORM 8-K


ITEM 1.      CHANGES IN CONTROL OF REGISTRANT.

             On February 6, 1998, Eye Technology, Inc. (the "Company") acquired all of the capital stock of Star Tobacco and Pharmaceuticals, Inc. ("Star") in exchange for approximately 13,831 shares of Series B Preferred Stock (the "Preferred Stock"), subject to adjustment for any newly issued shares of Common Stock on or before March 7, 1998 (the "Exchange Transaction"). Upon consummation of the Exchange Transaction, Star became a wholly-owned subsidiary of the Company, and the holders of all of the Common Stock of Star, consisting of Jonnie R. Williams and entities controlled by, or for the benefit of, Jonnie
R. Williams and/or his children and Francis E. O'Donnell, Jr. and/or his children, became the holders of approximately 90% of the voting power of the Company. The Exchange Transaction was consummated pursuant to a Stock Exchange Agreement, dated February 6, 1998 (the "Exchange Agreement").

             In addition, upon consummation of the Exchange Transaction, one of the former directors of the Company resigned, and the current president of Star was appointed to fill the vacancy on the Company's Board of Directors. Currently, two of the three directors are designees of Star. In addition, the former Chairman, Chief Executive Officer and President of the Company resigned from his positions as Chairman and Chief Executive Officer (but retained his title as President of the Company), and the Chief Executive Officer of Star was named as Chairman and Chief Executive Officer of the Company. The executive offices of the Company also moved from St. Paul, Minnesota, to the current facilities occupied by Star in Petersburg, Virginia.

             Provided that there are outstanding shares of Preferred Stock, such shares will have certain superior rights over the shares of Common Stock outstanding. The holders of Preferred Stock may vote their shares in any actions that are voted upon by the Common Stock at a rate of 500 votes per share of Preferred Stock. Each share of Preferred Stock is convertible at the option of the holder into 3,280 shares of Common Stock. In addition, each share of Preferred Stock has liquidation preference over the outstanding shares of Common Stock equal to $3,000 per share.


ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

             (a) As a result of the Exchange Transaction described in Item 1, the Company acquired all of the outstanding capital stock of Star. Star's principal assets consist of property, plant and equipment used in the manufacture of branded cigarettes and exclusive licensing rights to (i) tobacco curing processes to eliminate tobacco-specific nitrosamines ("TSNA") from tobacco, (ii) CIGRX(TM), a prescription-only cigarette containing TSNA-free tobacco to be used in smoking cessation programs under physician supervision,
(iii) in the United States only, GUMSMOKE RX(TM), a chewing gum containing TSNA-free tobacco, designed to treat patients trying to quit use of cigarettes and/or smokeless tobacco products, and (iv) GUMSMOKE(TM), a functional, nicotine-free,





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tobacco flavored chewing gum specially formulated as an alternative to smoking.
TSNA are recognized as the most abundant and powerful carcinogens in tobacco and tobacco smoke.

                 Samuel P. Sears, Jr., at the time of the Exchange Transaction, was a Director and the Secretary of the Company and Chairman, Chief Executive Officer, Secretary and a Director of Star.

             (b) In connection with the Exchange Transaction, the Company acquired indirect ownership of all of Star's property, plant and equipment, consisting primarily of cigarette production facilities, including buildings, equipment and inventory, located in Petersburg, Virginia. The Company currently plans to continue to use Star's property, plant and equipment generally as Star used such property prior to the Exchange Transaction.


ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

             (a)   Financial Statements of Businesses Acquired.
             (b)   Pro Forma Financial Information.

                   The Company is not filing the required financial statements at this time due to impracticability. The Company shall file such financial statements as an amendment to this Form 8-K within 60 days of the date of this filing, pursuant to Item 7(1)(a)(4)(i) of Form 8-K.

             (c)   Exhibits.

                   The exhibits filed as a part of this report are listed on
             the Index to Exhibits on page 5 of this report, which index is incorporated in this Item 7(c) by reference.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 19, 1998                   EYE TECHNOLOGY, INC.


                                           By: /s/ SAMUEL P. SEARS, JR.
                                               -------------------------------
                                               Samuel P. Sears, Jr., Chief
                                               Executive Officer





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                               INDEX TO EXHIBITS



     Ex-10.1. Stock Exchange Agreement by and among Eye Technology, Inc.; Jonnie R. Williams; Francis E. O'Donnell, Trustee of the J.R. Williams 1994 Irrevocable Trust; Regent Court Technologies, a Partnership; and Kathleen O'Donnell, Trustee of the Francis E. O'Donnell, Jr. Descendants' Trust; dated February 6, 1998, including as an exhibit thereof the Form of Certificate of Designation of Series B Convertible Preferred Stock of Eye Technology, Inc.